Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2015 with respect to the financial statements of Tribute Pharmaceuticals Canada Inc. incorporated by reference in the Registration Statement (Form S-4) of Aralez Pharmaceuticals Limited for the registration of its ordinary shares.

/s/ McGovern, Hurley, Cunningham, LLP
McGovern, Hurley, Cunningham, LLP (1)
Toronto, Canada

July 20, 2015

(1)  CPA auditor, CA, public accountancy permit no. •